UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2009

Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 842-2600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 6, 2009, Premier Exhibitions, Inc. (the “Company”) and Sellers Capital Master Fund, Ltd., the Company’s largest shareholder (“Sellers Capital”), entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”), pursuant to which Sellers Capital has agreed to purchase from the Company unsecured convertible promissory notes (collectively, the “Notes”) in the aggregate principal amount of $12.0 million. The closing of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions.
     The Purchase Agreement and the financing transactions contemplated thereby were approved by the Company’s Board of Directors on May 6, 2009, upon the recommendation of its independent financing committee, which was charged with considering the transaction and other possible financing transactions available to Premier. The independent financing committee consisted of Alan B. Reed, William M. Adams and Christopher J. Davino.
     The Notes to be issued to Sellers Capital would provide for interest at a rate of 6.0% per year, payable monthly in cash. The Notes would be convertible into shares of the Company’s common stock as described below at a conversion price of $0.75 per share. Sellers Capital would be restricted from voting the shares issuable upon the conversion of the Notes, except upon specific events outside the normal course. The Notes would become due in three years from the issue date, if not prepaid or converted prior to such date.
     Sellers Capital would have the right to convert the Notes into shares of the Company’s common stock at any time beginning five business days after the receipt of shareholder approval at the Company’s 2009 Annual Meeting of Shareholders (the “Annual Meeting”) authorizing (a) the Company’s issuance of the common stock issuable upon conversion of the Notes, pursuant to the listing rules of the NASDAQ Global Market, and (b) an increase in the Company’s authorized shares of common stock to enable the full conversion of the Notes (collectively, the “Proposals”). In addition, following shareholder approval of the Proposals, the Company would have the right to require Sellers Capital to convert the Notes if the closing price of the Company’s common stock exceeds $1.00 per share for five successive trading days.
     The Company would have the right to prepay any portion or all of the Notes at any time up to and including the fifth business day preceding the Annual Meeting, subject to a prepayment fee in the form of a warrant to purchase a number of shares of the Company’s common stock equal to 7.0% of the number of shares into which the Notes would have been convertible. The warrant would have a term of five years and an exercise price of $0.70 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on May 6, 2009. If the Notes are prepaid prior to the Annual Meeting, the Company would be required to reimburse Sellers Capital’s reasonable expenses related to this transaction. Upon the receipt of shareholder approval of the Proposals at the Annual Meeting, the Company would have the right to prepay the Notes without being subject to a prepayment fee, subject to Sellers Capital’s right to convert the Notes prior to such prepayment.
     If the Company’s shareholders do not approve the Proposals at or within 180 days after the Annual Meeting, the Notes would be accelerated and become due and payable 180 days following the Annual Meeting. In addition, if the Company’s shareholders do not approve the Proposals at the Annual Meeting, (a) the interest rate under the Notes would increase to 18.0% per year, retroactive to the issuance of the Notes, remaining in effect until the Proposals are approved, (b) the Company would be required to reimburse Sellers Capital’s reasonable expenses related to this transaction, and (c) the Notes would become immediately secured by a perfected first priority security interest in all assets of the Company, including the stock of its subsidiaries. If the Notes become secured, the Company would not be permitted to grant any security interest or otherwise encumber any assets of the Company or its subsidiaries without Sellers Capital’s prior written consent.
     The Company has agreed that it would register the shares issuable upon the conversion of the Notes and the exercise of the warrant related to the prepayment fee, if any, pursuant to the terms of a Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and Sellers Capital.
     In connection with the transaction, the Company has also agreed to indemnify Sellers Capital against claims brought by the Company’s shareholders or other third parties.
     The preceding description is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Letter Agreement, the form of Note, the form of Warrant, and the form of Registration Rights Agreement, which are attached to this Current Report on Form 8-K as exhibits and are hereby incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 and Item 3.02 is hereby incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     As described in greater detail above, on May 6, 2009, the Company and Sellers Capital entered into the Purchase Agreement, pursuant to which Sellers Capital has agreed to purchase the Notes, in the aggregate principal amount of $12.0 million, which would be convertible into shares of the Company’s common stock. If the Company exercises its right to prepay the Notes, Sellers Capital would become entitled to a number of warrants. The shares issuable upon the conversion of the Notes or the exercise of the warrants would be subject to registration rights pursuant to the terms and conditions contained in the Registration Rights Agreement.
     The issuance of the Notes will be deemed exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), by reason of the provision of Section 4(2) of the Securities Act and in reliance upon, among other things, the representations and warranties made by Sellers Capital in the Purchase Agreement. The Notes, the Warrant and the certificates representing the shares issuable upon the exercise or conversion thereof will contain a legend that such securities are not registered under the Securities Act and may not be transferred except pursuant to a registration statement that has become effective under the Securities Act or pursuant to an exemption from such registration. The issuance of the Notes was not underwritten.
     The information set forth above under Item 1.01 is hereby incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Convertible Note Purchase Agreement, dated May 6, 2009, by and between Premier Exhibitions, Inc. and Sellers Capital Master Fund, Ltd.

10.2	Letter Agreement, dated May 6, 2009, by and between Premier Exhibitions, Inc. and Sellers Capital Master Fund, Ltd.

10.3	Form of Convertible Note to be issued by Premier Exhibitions, Inc. to Sellers Capital Master Fund, Ltd.

10.4	Form of Warrant to be issued by Premier Exhibitions, Inc. to Sellers Capital Master Fund, Ltd.

10.5	Form of Registration Rights Agreement to be entered into by and between Premier Exhibitions, Inc. and Sellers Capital Master Fund, Ltd.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Christopher J. Davino Christopher J. Davino
Interim President and Chief Executive Officer
Date: May 12, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Convertible Note Purchase Agreement, dated May 6, 2009, by and between Premier Exhibitions, Inc. and Sellers Capital Master Fund, Ltd.

10.2	Letter Agreement, dated May 6, 2009, by and between Premier Exhibitions, Inc. and Sellers Capital Master Fund, Ltd.

10.3	Form of Convertible Note to be issued by Premier Exhibitions, Inc. to Sellers Capital Master Fund, Ltd.

10.4	Form of Warrant to be issued by Premier Exhibitions, Inc. to Sellers Capital Master Fund, Ltd.

10.5	Form of Registration Rights Agreement to be entered into by and between Premier Exhibitions, Inc. and Sellers Capital Master Fund, Ltd.